77. Q1) Exhibits

77Q1(b) Other

(OTHER)

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 74U AND 74V.

FOR PERIOD ENDING 12/31/2007

FILE NUMBER 811-06722

SERIES NO.: 1

72DD.

1. Total income dividends for which record date passed during the period

              Investor Class

  0

2.  Dividends for a second class of open-end company shares

              Institutional Class

  0

              Class A

  0

74U.

1.   Number of shares outstanding (000's Omitted)

               Investor Class

19,609

2.  Net asset value per share of a second class of open-end company shares (to nearest cent)

Institutional Class

  8,818

Class A

     554

74V.

1.   Net asset value per share (to nearest cent)

              Investor Class

$19.71

2.   Net asset value per share of a second class of open-end company shares (to nearest cent)

              Institutional Class

$20.27

              Class A

$19.75

FOR PERIOD ENDING 12/31/2007

FILE NUMBER 811-06722

SERIES NO.: 9

72DD.

1. Total income dividends for which record date passed during the period

              Investor Class

  1,190

2.  Dividends for a second class of open-end company shares

              Institutional Class

  5,162

              Class A

       33

73A

1.

Dividends from net investment income

Investor Class                              0.0779

2.

Dividends for a second class of open-end company shares

            Institutional Class

  0.1498

              Class A

  0.1068

74U.

1.   Number of shares outstanding (000's Omitted)

               Investor Class

  15,221

2.  Net asset value per share of a second class of open-end company shares (to nearest cent)

Institutional Class

  34,581

Class A

       312

74V.

1.   Net asset value per share (to nearest cent)

              Investor Class

$18.04

2.   Net asset value per share of a second class of open-end company shares (to nearest cent)

              Institutional Class

$18.10

              Class A

$18.04

FOR PERIOD ENDING 06/30/2007

FILE NUMBER 811-06722

SERIES NO.: 17

72DD.

1. Total income dividends for which record date passed during the period

              Investor Class                                 34

2.  Dividends for a second class of open-end company shares

              Institutional Class

      108

              Class A

        33

              Class C                                           30

73A

1

Dividends from net investment income

Investor Class                             0.0811

2

Dividends for a second class of open-end company shares

            Institutional Class

  0.0870

              Class A

  0.0787

              Class C                                     0.0731

74U.

1.   Number of shares outstanding (000's Omitted)

               Investor Class                           422

2.  Net asset value per share of a second class of open-end company shares (to nearest cent)

Institutional Class

1,262

Class A                                     415

                Class C                                    415

74V.

1.   Net asset value per share (to nearest cent)

              Investor Class

$10.19

2.   Net asset value per share of a second class of open-end company shares (to nearest cent)

              Institutional Class

$10.19

              Class A

$10.19

              Class C

$10.19